EXHIBIT 21



                             ST. JUDE MEDICAL, INC.

                         SUBSIDIARIES OF THE REGISTRANT


St. Jude Medical, Inc. Wholly Owned Subsidiaries:
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o    Pacesetter, Inc. - Sylmar, California, Scottsdale, Arizona, and Maven,
     South Carolina (Delaware corporation) (doing business as St. Jude Medical Cardiac Rhythm Management Division)
o    St. Jude Medical S.C., Inc. - St. Paul, Minnesota (Minnesota corporation)
          -    Bio-Med Sales, Inc. (Pennsylvania corporation)
          -    HeartBeat Medical, Inc. (Utah corporation)
          -    Pacesetter Associates II, Inc. (Ohio corporation)
o    St. Jude Medical Europe, Inc. - St. Paul, Minnesota (Delaware corporation)
          -    Brussels, Belgium branch
o St. Jude Medical Canada, Inc. - Mississauga, Ontario and St. Hyacinthe, Quebec (Ontario, Canada corporation)
o St. Jude Medical (Shanghai) Co., Ltd. - Shanghai, China (Chinese corporation)
          -    Beijing, Shanghai and Guangzhou representative offices
o St. Jude Medical (Hong Kong) Limited - Central, Hong Kong (Hong Kong corporation)
          -    Beijing, China representative office
          -    Korean and Taiwan branch offices
          - Mumbai, New Delhi, Calcutta, Chennai and Bangalore, India branch offices
          -    Singapore representative office
o St. Jude Medical, Inc., Cardiac Assist Division - St. Paul, Minnesota (Delaware corporation) (Assets of St. Jude Medical, Inc., Cardiac Assist Division sold to Bard 1/19/96)
o St. Jude Medical Australia Pty., Ltd. - Sydney, Australia (Australian corporation)
o St. Jude Medical Brasil, Ltda. - Sao Paulo and Belo Horizonte, Brazil (Brazilian corporation)
o St. Jude Medical, Daig Division, Inc.- Minnetonka, Minnesota (Minnesota corporation)
o    St. Jude Medical Colombia, Ltda. - Bogota, Colombia (Colombian corporation)
o    St. Jude Medical ATG, Inc. - Maple Grove, Minnesota (Minnesota corporation)
o St. Jude Medical (Thailand) Co., Ltd. - Bangkok, Thailand (Thailand corporation)
o    Epicor Medical, Inc. - Sunnyvale, California (Delaware corporation)
o    Irvine Biomedical, Inc. - Irvine, California (California corporation)
o    Frank Merger Corporation - (Delaware corporation)
o    SJM International, Inc. - St. Paul, Minnesota (Delaware corporation)
          -    Tokyo, Japan branch



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SJM International, Inc. Wholly Owned Legal Entities (Directly and Indirectly):
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o    St. Jude Medical Puerto Rico, Inc. - Caguas, Puerto Rico (Delaware
     corporation)
          - St. Jude Medical Delaware Holding LLC (Delaware limited liability company) (wholly owned subsidiary of St. Jude Medical Puerto Rico, Inc.)
o St. Jude Medical Holland Finance C.V. (Netherlands limited partnership) (ownership of St. Jude Medical Holland Finance C.V. is shared by SJM International, Inc., St. Jude Medical Delaware Holding LLC, and the general partner, St. Jude Medical Puerto Rico, Inc.)
          - St. Jude Medical Luxembourg S.a r.l. (Luxembourg corporation) (wholly owned subsidiary of St. Jude Medical Holland Finance C.V.)
               - St. Jude Medical Investments B.V. (Netherlands corporation headquartered in Luxembourg) (wholly owned subsidiary of St. Jude Medical Luxembourg
               -    S.a r.l.)
                    - St. Jude Medical Nederland B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Investments B.V.)
                         - Telectronics B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Nederland B.V.)
                    - St. Jude Medical Enterprise AB (Swedish corporation headquartered in Luxembourg) (wholly owned subsidiary of St. Jude Medical Investments B.V.)
                         - St. Jude Medical Puerto Rico B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Enterprise AB)
                              -    Puerto Rico branch of St. Jude Medical
                                   Puerto Rico B.V.
                         - St. Jude Medical Coordination Center (Belgium branch of St. Jude Medical Enterprise AB)
                         - St. Jude Medical AB (Swedish corporation) (wholly owned subsidiary of St. Jude Medical
                              Enterprise AB)
                    - St. Jude Medical Holdings B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Investments B.V.)
                         -    Getz Bros. Co. Ltd. (Japanese corporation)
                              (wholly owned subsidiary of St. Jude Medical
                              Holdings B.V.)
o    St. Jude Medical Sweden AB (Swedish corporation)
o    St. Jude Medical Danmark A/S (Danish corporation)
o St. Jude Medical (Portugal) - Distribuicao de Produtos Medicos, Lda. (Portuguese corporation)
o    St. Jude Medical Export Ges.m.b.H. (Austrian corporation)
o    St. Jude Medical Medizintechnik Ges.m.b.H. (Austrian corporation)
o    St. Jude Medical Italia S.p.A. (Italian corporation)
o    N.V. St. Jude Medical Belgium, S.A. (Belgian corporation)
o    St. Jude Medical Espana, S.A. (Spanish corporation)
o    St. Jude Medical France S.A.S. (French corporation)
o    St. Jude Medical Finland O/y (Finnish corporation)
o    St. Jude Medical Sp.zo.o. (Polish corporation)
o    St. Jude Medical GmbH (German corporation)
o    St. Jude Medical Kft (Hungarian corporation)
o    St. Jude Medical UK Limited (United Kingdom corporation)
o    St. Jude Medical AG (Swiss corporation)